Sprott
Resource Lending Corp.

CORMARK
SECURITIES INC.

Presentation to Special Committee May 8, 2013 DRAFT Exhibit (c)(3) Strictly Private and Confidential

Table of Contents
Section 1: Introduction
Section 2: Market Update
Section 3: Overview of Transaction
Section 4: Approach to Valuation
Section 5: Valuation of SIL
Section 6: Valuation of Consideration
Section 7: Approach to Fairness
Appendix A: Cormark Scope of Review
DRAFT

Section 1: Introduction DRAFT

Background
• On March 20, 2013 the special committee (“Special Committee”) of the board of directors (the “Board”) of Sprott Resource
Lending Corp. (“SIL” or the “Company”) retained Cormark Securities Inc. (“Cormark”) to act as its independent valuator with respect to an offer made by Sprott Inc. (“SII” or the “Related Party”) to acquire all the common shares of SIL (the “SIL
Shares”) that it does not already own (the “Transaction”) for share consideration equal to 0.50 SII common shares (the “SII
Shares”) plus cash consideration equal to $0.15 per SIL Share (the “Consideration”)
– Based on the closing price of the SII Shares on the TSX on May 7, 2013 of $2.99, the implied Consideration is $1.65 per SIL Share
– Based on the 10-day volume weighted average price of the SII Shares on the TSX on May 7, 2013 of $3.01, the
implied Consideration is $1.66 per SIL Share
• SII or SII insiders currently own or control approximately 20.1% of the total issued and outstanding SIL Shares (including managed accounts)
• Following the Transaction, SIL shareholders (excluding SII’s current position) will own approximately 28.1% of SII
• Cormark understands that the Transaction is a “business combination” under Multilateral Instrument 61-101 Protection of
Minority Shareholders in Special Transactions (“MI 61-101”) and as such is subject to certain requirements, including:
– A formal valuation of the SIL Shares
– A formal valuation of the Consideration to be received by SIL shareholders under the Transaction
–
– Approval by a majority of SIL shareholders, excluding any votes attached to SIL Shares held by SII (the “Minority
Shareholders”)
DRAFT
Approval by 66   % of SIL shareholders

Role of Cormark
• Providing the Special Committee with a formal valuation of the SIL Shares and the Consideration to be received by SIL shareholders as prescribed by MI 61-101 (the “Valuation”)
• As financial advisor to the Special Committee, Cormark’s role is to provide the Special Committee with general financial advice and assistance in connection with the Transaction, including:
1. Advising and assisting the Special Committee and the Company in negotiating the form, structure, terms and pricing of the Transaction
2. Assisting the Company in developing and implementing its communication strategy in connection with the Transaction
3. Providing the Special Committee with an opinion as to the fairness of the consideration under the Transaction, from a financial point of view, to the shareholders of the Company other than the Related Party (the “Fairness Opinion”)
• This presentation and the analysis contained herein is effective as at May 8, 2013
DRAFT

Independence of Cormark
• Neither Cormark, nor any of its affiliated entities (as such term is defined for the purposes of MI 61-101), is an associated or affiliated entity or issuer insider (as those terms are defined for the purposes of MI 61-101) of SII or SIL (collectively the
“Interested Parties”)
• Cormark is not acting as an advisor to SII or any other Interested Party, in connection with any matter, other than acting as financial advisor to the Special Committee hereunder and believes that it is independent of each Interested Party for the purposes of Part 6 of MI 61-101
• Cormark has not been engaged to provide any financial advisory services nor has it participated in any underwriting involving SII, SIL or any other Interested Party during the 24-month period preceding the date Cormark was first contacted in respect of the engagement
– Cormark received a “finder’s fee” in the amount of $500,000 in connection with a private placement of 7,575,758 SII
Shares in March 2013
• Cormark does not have a material financial interest in the completion of the proposed Transaction and the fees paid to
Cormark hereunder do not give Cormark any financial incentive in respect of the conclusions reached in the Valuation or the
Fairness Opinion or the outcome of the Transaction
• There are no understandings, agreements or commitments between Cormark, SII, SIL, or any of their affiliates or associates with respect to any future business dealings
• Cormark may in the future, in the ordinary course of business, seek to perform financial advisory or investment banking services from time-to-time for SII, SIL or any of its affiliates or associates
Cormark is independent and free from any conflicts that would impede it from advising the Special Committee
DRAFT

Section 2: Market Update DRAFT

Equity Performance – Merchant Banking
• Over the past 12 months equities in the merchant banking sector have been subject to significant volatility
– SIL has outperformed an index of its peers and the S&P/TSX Venture Composite but underperformed the S&P/TSX
Composite
Merchant Banking Equity Performance – Last 12 Months
Source: Capital IQ.
Merchant Banking Index includes: 49 North Resources Inc., Aberdeen International Inc., Clairvest Group Inc., Humboldt Capital Corporation Ltd., Integrated Asset Management Corp., Marret Resource Corp.,
Northfield Capital Corp., Pinetree Capital Ltd., Senvest Capital Inc., Sprott Resource Corp. and Strategem Capital Corp.
DRAFT
(40.0%)
(35.0%)
(30.0%)
(20.0%)
(15.0%)
(10.0%)
(5.0%)
0.0%
5.0%
10.0%
15.0%
May-12 Jun-12 Jul-12 Aug-12 Sep-12 Oct-12 Nov-12 Dec-12 Jan-13 Feb-13 Mar-13 Apr-13 May-13
Sprott Resource Lending Corp.
S&P/TSX Composite Index
S&P/TSX Venture Composite Index
Merchant Banking Index
(3.3%)
5.1%
(24.0%)
(31.2%)
(25.0%)

SIL Long-Term Equity Performance
• Since transitioning from real estate lending to natural resource lending in June 2010, SIL’s closing share price on the TSX has been as high as $1.95 per share and as low as $1.25 per share
Oct. 6, 2010
Max Price: $1.95
Sep. 28, 2011
Min Price: $1.25
Implied Offer
Price: $1.65 (1)
DRAFT
SIL’s Share Price History – June 2010 to Current
0
500
1,000
1,500
2,000
2,500
3,000
3,500
$0.50
$0.75
$1.00
$1.25
$1.50
$1.75
$2.00
$2.25
$2.50
Jun-10 Oct-10 Jan-11 May-11 Sep-11 Jan-12 Apr-12 Aug-12 Dec-12 Apr-13
Source: Capital IQ.
Based on SII’s closing price of $2.99 on May 7, 2013.
(1)

Equity Performance – Asset Managers
• Over the past 12 months SII has underperformed its U.S. and Canadian peer groups along with the S&P/TSX Composite and the S&P/TSX Venture Composite
Asset Management Equity Performance – Last 12 Months
DRAFT
(50.0%)
(40.0%)
(30.0%)
(20.0%)
(10.0%)
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
May-12 Jun-12 Jul-12 Aug-12 Sep-12 Oct-12 Nov-12 Dec-12 Jan-13 Feb-13 Mar-13 Apr-13 May-13
(32.7%)
5.1%
(31.2%)
12.5%
39.0%
Sprott Inc.
S&P/TSX Composite Index
S&P/TSX Venture Composite Index
Canadian Asset Manager Index
U.S. Asset Manager Index
Source: Capital IQ.
Canadian Asset Manager Index includes: AGF Management Limited, Aston Hill Financial Inc., CI Financial Corp, Fiera Capital Corporation, Gluskin Sheff + Associates, Inc., Guardian Capital
Group Ltd., IGM Financial Inc.
U.S. Asset Manager Index includes: Affiliated Managers Group Inc., AllianceBernstein Holding L.P., BlackRock, Inc., Cohen & Steers Inc., Eaton Vance Corp., Federated Investors, Inc.,
Franklin Resources Inc., Invesco Ltd., Janus Capital Group, Inc., Legg Mason Inc., T. Rowe Price Group, Inc., Waddell & Reed Financial Inc., WisdomTree Investments, Inc.

$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Share Price (C$)
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
Volume (000s)
May-08
Jan-09
Oct-09
Jun-10
Mar-11
Nov-11
Jul-12
Apr-13

SII Long-Term Equity Performance
• Since completing its IPO in May 2008, SII’s closing price on the TSX has been as high as $10.00 per share and as low as
$2.45 per share
SII’s Share Price History – May 2008 to Current
June 20, 2008
Max Price: $10.00
Nov. 20, 2008
Min Price: $2.45
DRAFT
Source: Capital IQ.

30.0%
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
(30.0%)
Gold
Silver
Platinum
Palladium
5.1%
(3.2%)
(11.6%)
(21.0%)
May-12
Jun-12
Jul-12
Aug-12
Sep-12
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13

40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
(30.0%)
Gold
Silver
Platinum
Palladium
12.9%
(4.0%)
(13.9%)
(23.5%)
Nov-12
Dec-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13

12 Precious Metal Performance Precious Metal Performance – Last 12 Months DRAFT Precious Metal Performance – Last 6 Months Source: Capital IQ.

$1,560
$1,540
$1,520
$1,500
$1,480
$1,460
$1,440
$1,420
$1,400
May-13
Sep-13
Jan-14
May-14
Sep-14
Jan-15
May-15
Sep-15
Jan-16
May-16
Sep-16
Jan-17
May-17
Sep-17
Jan-18
May-18
Sep-18

$24.60
$24.40
$24.20
$24.00
$23.80
$23.60
$23.40
May-13
Sep-13
Jan-14
May-14
Sep-14
Jan-15
May-15
Sep-15
Jan-16
May-16
Sep-16
Jan-17
May-17
Sep-17

13 COMEX Forward Curves COMEX Gold Forward Curve DRAFT COMEX Silver Forward Curve Source: Bloomberg.

Section 3: Overview of the Transaction DRAFT

Description and Key Terms
DRAFT
Proposed Transaction:
• Offer by SII (or by a wholly-owned subsidiary), by way of plan of arrangement under Canadian law, to acquire all of the outstanding shares of SIL not currently held by SII
Consideration: • Each SIL Share will be exchanged for 0.50 SII Shares plus $0.15 in cash
Non-Solicitation Covenants:
Expenses
• Each party to pay their own respective fees in connection with the Transaction
– Should the Transaction not proceed as a result of circumstances beyond SIL’s control, SII will reimburse SIL for out-of-pocket expenses to a maximum of $700,000
Outstanding Conditions:
• The most significant conditions that remain outstanding are:
– Reasonable limits on the SIL’s operations and assumptions in relation to its loan portfolio
– A limit on SIL shareholders exercising dissent rights to not more than 10% of outstanding SIL Shares
– SIL will contact and use reasonable best efforts to ensure that all SIL directors, officers and shareholders holding in excess of 5% of the SIL Shares (other than SII) will enter into support agreements to support and vote in favour of the Transaction
Required Approvals:
• Unanimous recommendation by the independent directors of SIL to enter into the Transaction and recommend the
Transaction to shareholders
• Majority of minority shareholders voting in favour of the Transaction
• 66    % of total shareholders voting in favour of the Transaction
• Regulatory and court approvals including an interim and final order
Mailing of Takeover Materials • [TBD]
Expected Closing Date: • [TBD]
– Subject to fiduciary out in event of a superior offer or change of recommendation
– Subject to a termination payment equal to 3% of SIL’s equity value calculated as at the signing of the Agreement
– If the MSA is terminated following the termination of the Agreement, the aggregate payment shall not exceed 4%
of  SIL’s equity value calculated as at the signing of the Agreement
– $700,000 expense reimbursement to SII in the event of a superior offer or change of recommendation
• SIL shall refrain from soliciting or entertaining any other competing offers

SIL Implied Transaction Valuation
• Based on the closing price of $2.99 of the SII Shares on the TSX on May 7, 2013, the implied Consideration is $1.65 per
SIL Share
Implied Transaction Valuation
DRAFT
Note: Figures are rounded to nearest cent.
– Implies an SIL equity value of $242.5 million
– Implied multiple of 1.07x of SIL’s reported book value as at March 31, 2013
– Holders of in-the-money SIL options will be settled with cash
SII Closing Price (05/07/13) $2.99
Exchange Ratio (SII Shares / SIL Share) 0.50
Implied Share Consideration $1.50
Cash Consideration $0.15
Implied Bid Price $1.65
SIL Closing Price (05/07/13) $1.48
Implied Bid Premium 11.5%
Implied Bid Price $1.65
Reported Book Value (03/31/13) $1.54
Implied Multiple of Reported Book Value 1.07x
Implied Bid Price $1.65
SIL Basic Shares O/S 147.0
Implied Basic Market Capitalization $242.5

Implied Premiums
• Based on the closing price of $2.99 of the SII Shares on the TSX on May 7, 2013, the implied offer price of $1.66 per SIL
Share represents a 11.5% premium to SIL’s close price of $1.48 on May 7, 2013
Implied Premiums
(1)
DRAFT
Note: Figures are rounded to nearest cent.
$1.48
$1.44
$1.42
$1.37 $1.37
11.5%
14.6%
16.2%
20.4% 20.4%
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
$1.20
$1.25
$1.30
$1.35
$1.40
$1.45
$1.50
$1.55
$1.60
Last Price 5 Day VWAP 10 Day VWAP 20 Day VWAP 30 Day VWAP
Implied premiums are based on SII’s closing price of $2.99 on May 7, 2013 plus $0.15 per SIL Share in cash consideration for a total implied offer price of $1.65. (1)

Trading Histogram
DRAFT
0%
20%
40%
60%
80%
100%
120%
0.0
5.0
10.0
15.0
20.0
25.0
30.0
35.0
40.0
$1.20-$1.29 $1.30-$1.39 $1.40-$1.49 $1.50-$1.59 $1.60-$1.69 $1.70-$1.79 $1.80-$1.89 $1.90-$1.99
TSX Trading Histogram – June 2010 to Current
1.4
6.6
34.7
15.8
23.1
17.1
24.7
0.5
– VWAP is $1.61 over this period
Since transitioning from real estate lending to natural resource lending in June 2010, 123.9 million SIL Shares have traded on the
TSX

Historical Exchange Ratios
Historical Exchange Ratios
• The exchange ratio has become more favourable to SIL over the past year
– SII Shares have declined by 32.7% while SIL Shares have only declined by 3.3%
DRAFT
Min 0.2444
Max 0.5058
Current 0.4950
Average 0.3524
Implied Offer (1) 0.5518
0.10
0.20
0.40
0.50
0.60
0.70
May-12 Jun-12 Aug-12 Sep-12 Nov-12 Dec-12 Jan-13 Mar-13 Apr-13
0.30
(1)   Implied offer exchange ratio is based on SII’s closing price of $2.99 on May 7, 2013 plus $0.15 per SIL Share in cash consideration for a total implied offer price of $1.65.

Qualitative Factors
Highlights / Advantages Challenges / Concerns
• Premium to current trading value
• Realization of value that is close to net asset value
• Larger pro forma entity should be more liquid
• Opportunity to participate in the upside of the pro forma
entity
• Unlikely that another bidder will emerge based on
relationship between SII and SIL
• Risk profile of SII’s business likely greater than SIL’s
current business
• Difficult to forecast performance for asset managers
• Increased exposure to equity market volatility
• Uncertain outlook for SII performance fees
• Inability to solicit other potential bids
• Termination of existing management contract with SII
makes a competing bid more challenging
DRAFT

Section 4: Approach to Valuation DRAFT

Definition of Fair Market Value
• A critical component underlying the assessment of fairness is the determination of “fair market value”
• Under MI 61-101, “fair market value” means:
• MI 61-101 also stipulates, among other things, that “fair market value” NOT include any downward adjustment to reflect:
– The liquidity of the securities
– The effect of the transaction on the securities, or
– The fact that the securities do not form part of a controlling interest
• In preparing the Valuation, Cormark has determined the fair market value of the SIL Shares and the SII Shares
“the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act”
DRAFT

Section 5: Valuation of SIL DRAFT

SIL Valuation Methodologies
• Cormark has used the following methodologies, as appropriate, in determining value for SIL:
1. Net asset value (“NAV”) approach
• Uses market values and book values to determine value of primary assets
• Adjusts for net balance sheet assets / liabilities
2. Comparable market trading multiples (“Comparable Trading”) approach
• Uses market trading multiples typically used to value merchant banking companies
– Price / Book Value
• Trading valuations are influenced significantly by general equity market conditions and do not reflect a premium for control
3. Precedent transaction multiples (“Precedent Transactions”) approach
• Uses multiples derived from precedent transactions where sufficient information is available
– Price / Book Value
• The Precedent Transactions approach is generally more applicable in the context of an acquisition as they contain an en bloc premium for control
4. Analysis of market trading of SIL Shares
• Evaluating the market trading price of SIL Shares over various time periods
• Consideration given to volume weighted average prices (“VWAP”) over 3 and 1 month periods
DRAFT

NAV Approach – Balance Sheet Summary
• In our financial analysis of SIL, we have principally relied on the following information provided by Management:
– Financial summary of cash, investments, loans, assets and liabilities
– Financial statements for the period ending December 31, 2012 and draft financial statements for the period ending
March 31, 2013
– Discussions with Management and their estimates
SIL Balance Sheet Summary
Source: Sprott Resource Lending
DRAFT
As Reported SIL Draft Statements SIL Management Estimate
December 31, 2012 March 31, 2013 May 3, 2013
$MM $ / Share $MM $ / Share $MM $ / Share
Assets
Cash $17.3 $0.12 $20.1 $0.14 $35.3 $0.24
Short Term Investments $29.7 $0.20 $0.0 $0.00 $0.0 $0.00
Resource Bonds $14.2 $0.10 $11.6 $0.08 $11.3 $0.08
Resource Loans $116.6 $0.79 $145.0 $0.99 $130.0 $0.88
Gold Loan $14.5 $0.10 $12.7 $0.09 $11.2 $0.08
Share Portfolio $2.0 $0.01 $4.0 $0.03 $3.1 $0.02
Warrant Portfolio $2.4 $0.02 $2.5 $0.02 $1.7 $0.01
Loan fees/shares receivable $0.4 $0.00 $0.4 $0.00 $0.0 $0.00
Unamortized Loan Fees ($3.3) ($0.02) ($5.9) ($0.04) ($5.3) ($0.04)
Accrued Interest $0.8 $0.01 $1.2 $0.01 $0.3 $0.00
Telegraph Shares and Receivable $4.5 $0.03 $4.6 $0.03 $4.6 $0.03
Prepaids $1.6 $0.01 $0.5 $0.00 $0.5 $0.00
Other $0.5 $0.00 $0.4 $0.00 $0.4 $0.00
Real Estate Assets, net $31.5 $0.21 $31.5 $0.21 $31.5 $0.21
Value of Tax Losses --  --  $3.2 $0.02 $3.2 $0.02
Total Assets $232.7 $1.58 $231.7 $1.58 $227.8 $1.55
Liabilities
Accounts Payable and Accruals $7.3 $0.05 $3.9 $0.03 $2.1 $0.01
Deferred Revenue $1.2 $0.01 $0.1 $0.00 $0.1 $0.00
Deferred Income Tax $1.0 $0.01 $1.1 $0.01 $1.1 $0.01
Total Liabilities $9.6 $0.07 $5.1 $0.03 $3.3 $0.02
Net Asset Value $223.1 $1.52 $226.6 $1.54 $224.6 $1.53

NAV Analysis – Resource Bonds
• Below is a summary of the resource bonds held by SIL
– We value these assets at market value (as provided by SIL management) and do not assess a premium or discount to their value
Resource Bonds
DRAFT
Value
Issuer Currency May 3, 2013
Colossus - Dexia CAD $2,567,756
Kirkland CAD $1,175,000
Hudbay CAD $1,062,761
Allied Nevada CAD $1,174,219
Taseko CAD $1,005,000
Gran Colombia CAD $982,900
Banro CAD $788,777
Pinetree CAD $795,000
Petroamerica CAD $750,000
San Gold CAD $717,000
Colossus - Dundee CAD $283,310
Total $11,301,723
Source: Sprott Resource Lending

NAV Analysis – Resource Loans
• Below is a summary of the resource loans held by SIL
– We value these assets at carrying value and do not assess a premium or discount to their value
Resource Loans
DRAFT
Principal O/S Current Value
Issuer Notes Maturity Interest Currency May 3, 2013 Currency May 7, 2013
North American Palladium Ltd. -- 10/04/14 9.25% CAD $25,000,000 CAD $25,000,000
Timmins Gold Corp. Extended 12/31/13 8.00% CAD $17,800,000 CAD $17,800,000
ATNA Resources Ltd. -- 08/31/14 9.00% CAD $17,500,000 CAD $17,500,000
Lake Shore Gold Corp. Standby Line 12/31/14 9.75% CAD $12,500,000 CAD $12,500,000
Ivernia Inc. -- 02/28/15 12.00% CAD $10,000,000 CAD $10,000,000
Corsa Coal Corp. -- 06/22/14 10.00% USD $9,500,000 CAD $9,546,930
Vista Gold -- 03/28/14 8.00% CAD $7,000,000 CAD $7,000,000
Rambler Metals & Mining PLC -- 03/29/13 9.25% CAD $6,500,000 CAD $6,500,000
Ram Power, Corp. -- 03/27/18 8.50% CAD $5,500,000 CAD $5,500,000
Kimber Resources Inc. Tranche 1 + 2 06/29/13 12.00% CAD $4,750,000 CAD $4,750,000
Lachlan Star Limited Tranche 1 02/19/14 11.00% CAD $4,750,000 CAD $4,750,000
Starcore International Mines Ltd Extended 10/31/13 11.00% CAD $3,580,000 CAD $3,580,000
Oromin Explorations Ltd. Tranche 1 + 2 12/31/13 12.00% CAD $3,000,000 CAD $3,000,000
Plinian (Mandalay) -- 08/31/13 10.00% CAD $2,500,000 CAD $2,500,000
Total $129,926,930
Source: Sprott Resource Lending; Capital IQ

NAV Analysis – Gold Loan
• Below is a summary of the gold loan to Lakeshore Gold held by SIL
– We value this asset using the COMEX gold futures curve in C$
– We use discount rates ranging from 10% to 14% (SIL Management uses 12%)
– We value the gold loan at between $10.9 million to $11.3 million
Gold Loan
DRAFT
Assumptions
Maturity 05/31/15
Ounces Remitted Monthly 338
Valuation
Date 5/31/2013 6/30/2013 7/31/2013 8/31/2013 9/30/2013 10/31/2013 … 5/31/2015
Ounces 338 338 338 338 338 338 … 338
Gold Price Per Ounce (CAD) $1,459 $1,461 $1,463 $1,463 $1,466 $1,466 … $1,502
Payment $493,260 $493,740 $494,531 $494,531 $495,660 $495,660 … $507,696
Present Value @ 10% $11,302,639
Present Value @ 12% $11,094,191
Present Value @ 14% $10,894,415
Source: Sprott Resource Lending, Bloomberg

NAV Analysis – Common Share Portfolio
Common Share Portfolio
• Below is a summary of the common share portfolio held by SIL
– We value these assets at market value and do not assess a premium or discount to their value
DRAFT
May 7, 2013
Issuer Notes Position Price (C$) Value
ATNA Resources Ltd. Extension fee 675,240 $0.55 $371,382
Ivernia Inc. -- 5,338,982 $0.14 $747,457
Kimber Resources Inc. -- 261,882 $0.15 $39,282
Kimber Resources Inc. Tranche 2 Draw 227,250 $0.15 $34,088
Lachlan Star Limited -- 211,704 $0.25 $51,914
Lake Shore Gold Corp. -- 1,235,714 $0.35 $426,321
Lake Shore Gold Corp. Standby Facility Draw 316,416 $0.35 $109,164
Landdrill International Inc. CCAA 621,350 -- --
Landdrill International Inc. CCAA 500,000 -- --
Oromin Explorations Ltd. -- 375,000 $0.40 $150,000
Oromin Explorations Ltd. Tranche 3 fee 180,000 $0.40 $72,000
Ram Power, Corp. December 2012 Interest and PIK Fee 1,038,649 $0.19 $197,343
Ram Power, Corp. January 2013 Interest and Synd Fee 378,049 $0.19 $71,829
Ram Power, Corp. February 2013 Interest and Synd Fee 390,165 $0.19 $74,131
Rambler Metals & Mining PLC Extension fee 803,374 $0.39 $315,051
Starcore International Mines Ltd -- 539,000 $0.19 $99,715
Starcore International Mines Ltd Amendment Fee 300,000 $0.19 $55,500
Vista Gold Corp. -- 88,059 $1.56 $137,166
Total $2,952,344
Source: Sprott Resource Lending; Capital IQ

NAV Analysis – Warrant & Option Portfolio
• Below is a summary of the warrant and option portfolio held by SIL
– We value these assets using the Black-Scholes model
– We use SIL Management’s implied volatility estimates
– We do not assess a premium or discount to their value
Warrant & Option Portfolio
DRAFT
Months to Black Scholes Warrants Intrinsic Total Warrant
Company Expiry Date Expiry Warrant Value FX Rate Held Value Value
African Minerals 02/10/14 9.2 £0.00 1.5531 325,000 $0 $19
African Minerals 02/10/16 33.1 £0.09 1.5531 625,000 $0 $89,346
NA Palladium - Palladium Warrant 10/04/14 16.9 US$155.81 1.0049 8,750 $677,958
$1,370,030
Colossus Minerals Inc.
(1)
10/19/16 41.4 C$0.66 1.0000 54,600 $0 $36,036
PetroAmerica Oil 04/19/15 23.4 C$0.11 1.0000 750,000 $71,250 $83,914
Gran Colombia 10/31/17 53.8 C$0.00 1.0000 250,000 $0 $473
Ram Power 03/27/18 58.6 C$0.03 1.0000 5,500,000 $0 $180,749
Total $749,208 $1,760,568
Source: Sprott Resource Lending; Capital IQ
(1) Warrant is publicly traded; value is last recorded trade

NAV Analysis – Telegraph Shares & Receivable
• During Q3 2012, SIL sold its shares in Viceroy Gold Corp. to Telegraph Gold Inc. (“Telegraph”) in exchange for the following consideration:
– 3,000,000 common shares in Telegraph
– $2,250,000 at the earlier of 3 years following closing or the completion of a feasibility study
– $3,750,000 at the earlier of 6 years following closing or commercial production of the mine
• In determining the fair value range for these assets we made the following assumptions:
– Value of common shares is equal to Management’s estimate of $0.50 per share
– Range of discount rates of 14% to 18% on the receivables due to SIL
• Management assumes a 16% discount rate
Telegraph Shares & Receivable
DRAFT
Mar. 31, 2013 Cormark Value Range
Position Price (C$) Value (C$) Low High
Shares 3,000,000 $0.50 $1,500,000 $1,500,000 $1,500,000
Discounted Receivable -- -- $3,102,865 $2,922,777 $3,378,311
Total Value $4,602,865 $4,422,777 $4,878,311
Source: Sprott Resource Lending

NAV Analysis – Real Estate Assets
Real Estate Assets
DRAFT
Appraised Date of SIL Carrying Cormark Value Range
Name Location Description Value Appraisal Value Low High
Willow Beach Osoyoos, BC ~73 acre parcel of waterfront land $8,140,000 Sep. 2011 $6,616,750 $5,955,075 $8,616,750
Squamish Site Squamish, BC ~53 acre parcel of waterfront land $20,525,000 Oct. 2010 $9,018,749 $8,116,874 $11,018,749
Cottonwood Site Osoyoos, BC ~3 acre parcel of waterfront land $3,120,000 Sep. 2011 $2,500,000 $2,250,000 $2,600,000
Medallion Loan Cochrane, AB ~356 land parcel zoned for housing $38,100,000 Oct. 2010 $13,370,574 $12,033,517 $14,550,000
Total $69,885,000 $31,506,073 $28,355,466 $36,785,499
Source: Sprott Resource Lending; Cormark estimates
• Below is a summary of the real estate assets held by SIL
– Each property is currently being marketed by local real estate brokers
– Each acting broker has provided SIL with an estimated range of saleable values for the property based on local market conditions and a desired closing period of six months
• Cormark notes that the carrying values of each property are significantly less than the appraisal values
• SIL’s carrying values have been estimated using the lower end of the saleable value ranges provided by real estate brokers less closing costs
– Cormark “Low” value range is equal to 90% of the SIL carrying value
– Cormark “High” value range is equal to the higher end of the saleable value ranges provided by the acting brokers less closing costs

Period Used (Years) / Discount Rate

Period Used (Years)	12.5%	15.0%	17.5%	20.0%	22.5%	25.0%	27.5%
2	$12.8	$12.5	$12.2	$11.9	$11.6	$11.4	$11.1
4	$11.5	$11.0	$10.5	$10.1	$9.7	$9.3	$9.0
6	$10.3	$9.7	$9.1	$8.6	$8.2	$7.8	$7.4
8	$9.3	$8.6	$8.0	$7.5	$7.0	$6.6	$6.2
10	$8.4	$7.7	$7.1	$6.5	$6.1	$5.6	$5.3
12	$7.0	$6.4	$5.9	$5.4	$5.1	$4.7	$4.4
14	$6.0	$5.5	$5.1	$4.7	$4.3	$4.0	$3.8
16	$5.3	$4.8	$4.4	$4.1	$3.8	$3.5	$3.3
18	$4.7	$4.3	$3.9	$3.6	$3.4	$3.1	$2.9

Period Used (Years) / Discount Rate

Period Used (Years)	12.5%	15.0%	17.5%	20.0%	22.5%	25.0%	27.5%
2	$0.09	$0.08	$0.08	$0.08	$0.08	$0.08	$0.08
4	$0.08	$0.07	$0.07	$0.07	$0.07	$0.06	$0.06
6	$0.07	$0.07	$0.06	$0.06	$0.06	$0.05	$0.05
8	$0.06	$0.06	$0.05	$0.05	$0.05	$0.04	$0.04
10	$0.06	$0.05	$0.05	$0.04	$0.04	$0.04	$0.04
12	$0.05	$0.04	$0.04	$0.04	$0.03	$0.03	$0.03
14	$0.04	$0.04	$0.03	$0.03	$0.03	$0.03	$0.03
16	$0.04	$0.03	$0.03	$0.03	$0.03	$0.02	$0.02
18	$0.03	$0.03	$0.03	$0.02	$0.02	$0.02	$0.02

NAV Analysis – Tax Losses
• Below is an estimate of the value of the tax losses held
by SIL based on the following assumptions:
– Assumed a 26.3% tax rate (equal to SIL’s 2012
statutory rate)
– Losses are used over a period of 6 – 10 years
– Discount rate of 15% – 25% reflecting the relative
uncertainty of usage
• Based on these assumptions, we estimate the fair value
of the tax losses to be between $5.6 million and $9.7
million
Tax Loss Summary
Tax Loss Sensitivity – Discounted Value (Millions) Tax Loss Sensitivity – Discounted Value per SIL Share
DRAFT
Current Non Capital Losses $19,795,000
Estimated New Losses after Sale of RE Assets $35,789,000
Total Non Capital Losses $55,584,000
Assumed Prevailing Tax Rate (1) 26.3%
Total Potential Tax Savings $14,635,267
Source: Sprott Resource Lending; Cormark estimates
(1) Equal to SIL's statutory tax rate for 2012

NAV Analysis – Consolidated Summary
• Based on our NAV analysis presented on the previous pages, we have selected a value range of $1.55 to $1.65 per SIL
Share
– We would note that we have excluded unamortized loan fees which represents the accounting item used to amortize up-front fees and bonus shares over the term of each respective loan
NAV Analysis – Consolidated Summary
DRAFT
Source: Sprott Resource Lending; Cormark estimates
SIL Management Estimate Cormark Value Range
May 3, 2013 Low High
$MM $ / Share $MM $ / Share $MM $ / Share
Assets
Cash $35.3 $0.24 $35.3 $0.24 $35.3 $0.24
Short Term Investments $0.0 $0.00 $0.0 $0.00 $0.0 $0.00
Resource Bonds $11.3 $0.08 $11.3 $0.08 $11.3 $0.08
Resource Loans $130.0 $0.88 $129.9 $0.88 $129.9 $0.88
Gold Loan $11.2 $0.08 $10.9 $0.07 $11.3 $0.08
Share Portfolio $3.1 $0.02 $3.0 $0.02 $3.0 $0.02
Warrant Portfolio $1.7 $0.01 $1.8 $0.01 $1.8 $0.01
Loan fees/shares receivable $0.0 $0.00 $0.0 $0.00 $0.0 $0.00
Unamortized Loan Fees ($5.3) ($0.04) $0.0 $0.00 $0.0 $0.00
Accrued Interest $0.3 $0.00 $0.3 $0.00 $0.3 $0.00
Telegraph Shares and Receivable $4.6 $0.03 $4.4 $0.03 $4.9 $0.03
Prepaids $0.5 $0.00 $0.5 $0.00 $0.5 $0.00
Other $0.4 $0.00 $0.4 $0.00 $0.4 $0.00
Real Estate Assets, net $31.5 $0.21 $28.4 $0.19 $36.8 $0.25
Value of Tax Losses $3.2 $0.02 $5.6 $0.04 $9.7 $0.07
Total Assets $227.8 $1.55 $231.7 $1.58 $245.1 $1.67
Liabilities
Accounts Payable and Accruals $2.1 $0.01 $2.1 $0.01 $2.1 $0.01
Deferred Revenue $0.1 $0.00 $0.1 $0.00 $0.1 $0.00
Deferred Income Tax $1.1 $0.01 $1.1 $0.01 $1.1 $0.01
Total Liabilities $3.3 $0.02 $3.3 $0.02 $3.3 $0.02
Net Asset Value $224.6 $1.53 $228.5 $1.55 $241.8 $1.65

Comparable Trading Multiples
• Canadian merchant banking comparables currently trade between 0.30x – 0.95x Price / Book (or NAV)
– We would note that we consider SIL’s business model to be unique and we do not view any of the below listed peers as directly comparable to the Company
• We have shaded comparables which have a market cap exceeding $100 million
– These comparables currently trade between 0.75x – 0.95x Price / Book (or NAV)
Canadian Merchant Banking Comparables
DRAFT
Share Mkt Cap Dividend
Company Price (C$MM) BVPS P / BV Yield
Canadian Merchant Banking Companies
Sprott Resource Corp. $4.27 $437 $4.49 0.95x 10.7%
Clairvest Group Inc. $21.35 $364 $22.41 0.95x 0.5%
Senvest Capital Inc. $87.00 $252 $117.51 0.74x 0.0%
Marret Resource Corp. $4.30 $84 $5.56 0.77x 6.5%
Northfield Capital Corp. $28.50 $76 $40.19 0.71x 0.0%
Pinetree Capital Ltd. $0.44 $63 $1.48 0.29x 0.0%
Aberdeen International Inc. $0.22 $19 $0.76 0.29x 0.0%
Humboldt Capital Corporation Ltd. $1.20 $14 $2.79 0.43x 0.0%
Integrated Asset Management Corp. $0.49 $14 $0.58 0.84x 12.2%
Strategem Capital Corp. $1.50 $8 $2.76 0.54x 0.0%
49 North Resources Inc. $0.20 $3 $2.73 0.07x 0.0%
Average - All 0.60x 2.7%
Median - All 0.71x 0.0%
Average - Market Cap > $100MM 0.88x 3.7%
Median  - Market Cap > $100MM 0.95x 0.5%
Sprott Resource Lending Corp. $1.48 $218 $1.54 0.96x 4.1%
Source: Public filings
Note: Prices are as at 05/07/2013
• We have selected a range of 0.85x – 0.95x Price / Book (or NAV) for our comparable trading analysis

Precedent Transactions
• Cormark has not observed any precedent transactions in which acquirers paid above NAV for merchant bank assets
– Acquirers are likely reluctant to pay a “control premium” for a basket of “non-control” assets
• Market premiums are a function of the relative discount at which a merchant bank trades to its NAV
– For this reason, we do not consider market premiums when determining the fair market value range of SIL
Shares
Based on the type of assets held by SIL and other merchant banks (shorter term debt investments, minority equity positions, cash and cash equivalents, etc.), we would not expect an acquirer to pay a premium to NAV
DRAFT

Precedent Transactions (cont.)
Precedent Transaction Multiples
DRAFT
Cormark reviewed a number of research sources for precedent transactions and identified 3 successful transactions and 2 unsuccessful bids involving merchant banking or investment holding companies
With the exception of the successful bid for C.A. Bancorp, we do not view these transactions as representative of fair market value
Unsuccessful bids for C.A. Bancorp were considered opportunistic by the board of directors and rejected
While successful, Allied Capital and Patriot Capital Funding were in financial distress
As a result of the above, our only useful data point with respect to precedent transactions is the successful
C.A. Bancorp transaction which was completed at 0.94x NAV
We have selected a range of 0.9x – 1.0x NAV (or book value) for our precedent transaction analysis
Date Offer Price / Premium to
Announced Status Buyer Target Currency Price NAV NAV Close 20-day VWAP
28-Nov-12 Closed CDJ Global Catalyst LLC C.A. Bancorp, Inc. CAD $3.15 $3.35 0.94x 7.1% 6.8%
13-May-10 Unsuccessful Century Services Inc. C.A. Bancorp, Inc. CAD $1.71 $2.53 0.68x 23.9% 24.7%
3-Dec-09 Unsuccessful Maxam Opportunities Fund LP C.A. Bancorp, Inc. CAD $1.45 $2.54 0.57x 30.6% 42.8%
26-Oct-09 Closed Ares Capital Corporation Allied Capital Corporation USD $3.47 $6.70 0.52x 27.1% 14.9%
3-Aug-09 Closed Prospect Capital Management LLC Patriot Capital Funding, Inc. USD $4.00 $8.13 0.49x 123.5% 148.5%
Average 0.64x 42.5% 47.5%
Median 0.57x 27.1% 24.7%
Source: Public filings

Share Price (C$)
Volume (000s)

Share Price (C$)
Volume (000s)

Market Trading
• Over the past 3 months, SIL Shares have traded
between a high of $1.49 (February 13, 2013) and a low
of $1.27 (April 22, 2013)
TSX Market Trading – Last 3 Months
Feb. 13, 2013
Max Price: $1.49
Apr. 22, 2013
Min Price: $1.27
TSX Market Trading – Last Month
• Over the past month, SIL Shares have traded
between a high of $1.48 (May 7, 2013) and a low
of $1.27 (April 22, 2013)
May 7, 2013
Max Price: $1.48
Apr. 22, 2013
Min Price: $1.27
DRAFT
0
20
40
60
80
100
120
140
160
$1.00
$1.10
$1.20
$1.30
$1.40
$1.50
$1.60
8-Apr 15-Apr 22-Apr 29-Apr 6-May
0
20
40
60
80
100
120
140
160
180
$1.00
$1.10
$1.20
$1.30
$1.40
$1.50
$1.60
Feb-13 Mar-13 Apr-13 May-13

Volume Traded (millions)
Cumulative Trading %
0.0
0.2
0.4
0.6
0.8
1.0
1.2
1.4
0%
20%
40%
60%
80%
100%
120%
0.3
0.5
1.2
0.8
1.1
7%
20%
51%
72%
100%
$1.25-$1.29
$1.30-$1.34
$1.35-$1.39
$1.40-$1.44
$1.45-$1.49

Volume Traded (millions)
Cumulative Trading %
0.0
0.1
0.2
0.3
0.4
0.5
0.6
0%
20%
40%
60%
80%
100%
120%
0.3
0.5
0.4
0.0
0.4
18%
49%
73%
74%
100%
$1.25-$1.29
$1.30-$1.34
$1.35-$1.39
$1.40-$1.44
$1.45-$1.49

Market Trading
(cont.)
• Over the last 3 months 3.9 million SIL Shares have
traded on the TSX
– VWAP is $1.40 over this period
TSX Trading Histogram – Last 3 Months
• Over the last month 1.6 million SIL Shares have
traded on the TSX
– VWAP is $1.37 over this period
TSX Trading Histogram – Last Month
• In selecting our market trading value range, we have placed greater emphasis on more recent market trading values
– Based on our review of the market trading of SIL Shares, we have selected a market trading range of $1.30 - $1.45
DRAFT

SIL Fair Market Value
• Based on our valuation methodologies presented on the previous pages, we have selected a range of $1.47 to $1.57 per
SIL Share as the fair market value
DRAFT
Fair Market Value Range
$1.47 – $1.57 per SIL Share
$1.00 $1.10 $1.20 $1.30 $1.40 $1.50 $1.60 $1.70 $1.80 $1.90 $2.00
Net Asset Value
Precedent
Transactions
Comparable
Trading
Market Trading
SIL Fair Market Value

SIL Analyst Summary
• Analyst target prices range from $1.65 to $1.80
Analyst Summary
Firm Analyst Date Rating Comment Target
Cormark Jeff Fenwick 03/04/13 Market Perform
"We have previously been using a 0.9x BVPS multiple on our 2013 forecast to drive our target. However, as SIL begins to build momentum in its resource lending operations alongside the final liquidation of real estate holdings, we expect the company to enjoy a modest valuation increase. As a result, we are raising our valuation multiple to 1.0x 2013 BVPS, which on our updated forecast moves our target to $1.65 from $1.50"
$1.65
M Partners Adam Seanor 03/04/13 Buy
"As the challenging resource and equity markets continue, we expect the lending opportunities for SIL to continue to expand; particularly in the energy space.
Historically, energy companies have had greater access to traditional debt financing leading to a more competitive and lower return market. However as weakness continues more and more companies are expected to be looking for funding alternatives."
$1.80
GMP Stephen Boland 03/01/13 Buy
"We value SIL by applying a 1.1 times multiple to book value which produces our target price of $1.70, a decline from $1.80.  We continue to rate the shares of SIL a
BUY based on the attractive valuation and belief that the strong loan pipeline and difficult equity energy markets will improve the pace of originations."
$1.70
Average $1.73
DRAFT

Section 6: Valuation of Consideration DRAFT

SII Valuation Methodologies
• Cormark has used the following methodologies in determining value for SII:
1. Comparable Trading Approach
• Uses trading multiples typically used to value asset management companies
• Reviewed multiples used by equity research analysts to value asset management companies
2. Analysis of market trading of SII Shares
• Evaluating the market trading price of SII Shares over various time periods
• Consideration given to volume weighted average prices (“VWAP”) over 3 and 1 month periods
DRAFT

Comparable Trading Approach
Asset Management Comparables
DRAFT
Share Mkt Cap EV AUM EV / TEV / 2013E
Company Price ($MM) ($MM) ($MM) AUM EBITDA Yield
Canadian Asset Managers
IGM Financial Inc. $47.16 $11,923 $11,720 $125,796 9.3% 8.4x 4.6%
CI Financial Corp $29.45 $8,401 $8,901 $80,567 11.0% 11.5x 3.5%
AGF Management Limited $11.40 $1,034 $890 $37,700 2.4% 5.1x 9.5%
Fiera Capital Corporation $9.50 $543 $704 $66,000 1.1% 12.4x 3.8%
Gluskin Sheff + Associates, Inc. $17.46 $515 $466 $5,725 8.1% 8.1x 4.0%
Guardian Capital Group Ltd. $13.52 $461 $493 $18,832 2.6% 19.3x 1.5%
Aston Hill Financial Inc. $1.47 $109 $152 $6,830 2.2% 15.2x 3.4%
Average 5.3% 11.4x 4.3%
Median 2.6% 11.5x 3.8%
U.S. Asset Managers
BlackRock, Inc. $275.55 $47,110 $49,157 $3,936,409 1.2% 11.7x 2.4%
Franklin Resources Inc. $158.79 $33,760 $30,297 $823,700 3.7% 9.2x 0.7%
T. Rowe Price Group, Inc. $73.55 $20,130 $18,748 $617,400 3.0% 10.8x 2.1%
Invesco Ltd. $32.61 $15,114 $19,603 $729,300 2.7% 14.2x 2.5%
Affiliated Managers Group Inc. $156.73 $9,405 $9,646 $462,533 2.1% 13.3x 0.0%
Eaton Vance Corp. $40.50 $5,382 $5,644 $255,100 2.2% 11.9x 2.0%
Legg Mason Inc. $32.94 $4,379 $4,529 $664,600 0.7% 9.5x 1.6%
Waddell & Reed Financial Inc. $43.97 $4,140 $3,835 $103,795 3.7% 10.0x 2.5%
AllianceBernstein Holding L.P. $25.45 $3,156 $2,900 $443,000 0.7% 4.7x 6.4%
Federated Investors, Inc. $23.32 $2,538 $2,740 $377,309 0.7% 9.0x 4.1%
Cohen & Steers Inc. $40.20 $1,871 $1,804 $49,321 3.7% 14.0x 2.0%
WisdomTree Investments, Inc. $12.49 $1,758 $1,706 $25,100 6.8% 32.5x 0.0%
Janus Capital Group, Inc. $8.87 $1,684 $1,967 $163,800 1.2% 7.2x 3.2%
Average 2.5% 12.1x 2.3%
Median 2.2% 10.8x 2.1%
Group Average 3.5% 11.9x 3.0%
Group Median 2.5% 11.1x 2.5%
Sprott Inc. $2.99 $529 $390 $9,110 4.3% 8.6x 4.0%
Source: Public filings, Capital IQ
Note: Prices are as at 05/07/2013
Dividend

Street Views on Valuing Canadian Asset Managers
DRAFT
Street Views on Valuing Canadian Asset Managers Street Base & Performance EBITDA Multiples
Sprott Inc. Range Average
Base EBITDA Multiple 7.0x - 10.0x 8.6x
Performance EBITDA Multiple 5.0x - 6.0x 5.3x
Gluskin Sheff Range Average
Base EBITDA Multiple 8.0x - 11.0x 9.4x
Performance EBITDA Multiple 4.5x - 6.0x 5.2x
Source: Equity research reports
• Canadian asset managers are valued using a number of valuation techniques :
– For more traditional asset managers, analysts generally apply an EBITDA multiple or an EPS multiple based on comparable trading or historical trading multiples
– For asset managers like Sprott and Gluskin Sheff which have a performance fee component, analysts tend to apply different multiples to base business EBITDA and performance fee EBITDA
• Performance fee EBITDA is given a much lower multiple due to the relative uncertainty
• Based on our observations, we select a multiple range of 9.0x – 11.0x for base EBITDA and 5.0x – 6.0x for performance EBITDA
Company Notes on Valuation
IGM Financial Inc. Generally EPS, EBITDA multiples
CI Financial Corp. Generally EPS, EBITDA multiples
AGF Management Limited Generally EPS, EBITDA multiples
Fiera Capital Corporation Generally EPS, EBITDA multiples
Gluskin Sheff
Generally EBITDA multiple basis; separate for base
EBITDA and performance EBITDA
Guardian Capital Group
Generally NAV basis reflecting the fact that the
company is a holdco
Aston Hill Financial EBITDA multiple or % of AUM basis
Sprott
Generally EBITDA multiple basis; separate for base
EBITDA and performance EBITDA
Source: Equity research reports.

Scenario March AUM
April AUM
Estimate
Monthly
AUM Growth
(rest of year)
Perf. Fees
(1)
(rest of year)
2013E Base
EBITDA
2013E Perf.
EBITDA
Base EBITDA
Multiple
Perf. EBITDA
Multiple
Implied
Share Price
Low Case $9,110 $8,100 0.50% $3.0 $29.9 $3.3 9.0x 5.0x $2.40
$9,110 $8,100 0.50% $3.0 $29.9 $3.3 11.0x 6.0x $2.75
Base Case $9,110 $8,200 1.00% $5.0 $31.4 $4.8 9.0x 5.0x $2.52
$9,110 $8,200 1.00% $5.0 $31.4 $4.8 11.0x 6.0x $2.90
Upper Case $9,110 $8,300 1.50% $10.0 $32.9 $8.5 9.0x 5.0x $2.70
$9,110 $8,300 1.50% $10.0 $32.9 $8.5 11.0x 6.0x $3.12
SII Budget Case $9,110 $8,819 1.67% $15.0 $36.4 $12.3 9.0x 5.0x $2.98
$9,110 $8,819 1.67% $15.0 $36.4 $12.3 11.0x 6.0x $3.46
(1) Performance fee assumption is for December performance fees; this number is in addition to the incentive fee of $1.3MM realized in Q1 2013 (2012 underaccrual).
Note: Assuming cash balance (including 70% of proprietary investments) and share count from March 31, 2012.
Comparable Trading Approach
• We have established four scenarios for SII’s financial performance which we have sensitized for a number of key variables:
– Assumed April ending AUM
– Monthly AUM growth rate for May to the end of the year
– Estimated performance fees to be received in December 2013 (which are in addition to ~$1.3MM in performance fees which SII will recognize in Q1 which are related to under accruals from 2012)
• SII Management has indicated that Global Resource and Sprott Resource Corp. together have approximately $20 million in unrecognized performance fee inventory
• We would note that many of SII’s funds are well below their high water marks which makes it unlikely that they will yield material performance fees in the near term
• We have selected a comparable trading range of $2.40 - $3.12
DRAFT
Valuation Range Sensitivity

$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Share Price (C$)
350
300
250
200
150
100
50
0
Volume (000s)
Feb-13
Mar-13
Apr-13
May-13

$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Share Price (C$)
350
300
250
200
150
100
50
0
Volume (000s)
8-Apr-13
15-Apr-13
22-Apr-13
29-Apr-13
6-May-13

Market Trading
• Over the past 3 months, SII Shares have traded
between a high of $4.14 (February 8, 2013) and a low
of $2.56 (April 17, 2013)
TSX Market Trading – Last 3 Months
Feb. 8, 2013
Max Price: $4.14
Apr. 17, 2013
Min Price: $2.56
TSX Market Trading – Last 1 Month
• Over the past month, SII Shares have traded
between a high of $3.45 (April 9, 2013) and a low
of $2.56 (April 17, 2013)
Apr. 9, 2013
Max Price: $3.45
Apr. 17, 2013
Min Price: $2.56
DRAFT

Volume Traded (millions)
Cumulative Trading %
25%
55%
96%
100%

Volume Traded (millions)
Cumulative Trading %
19%
56%
89%
100%

Market Trading
(cont.)
• Over the last 3 months 4.0 million SII Shares have
traded on the TSX
– VWAP is $3.32 over this period
TSX Trading Histogram – Last 3 Months
• Over the last 1 month 1.8 million SII Shares have
traded on the TSX
– VWAP is $2.92 over this period
TSX Trading Histogram – Last 1 Month
• In selecting our market trading value range, we have placed greater emphasis on more recent market trading values
– Based on our review of the market trading of SII Shares, we have selected a market trading range of $2.60 - $3.25
DRAFT
1.0
1.2
1.6
0.2
0%
20%
40%
60%
80%
100%
120%
0.0
0.2
0.4
0.6
0.8
1.0
1.2
1.4
1.6
1.8
$2.50-$2.99 $3.00-$3.49 $3.50-$3.99 $4.00-$4.49
0.3
0.7
0.6
0.2
0%
20%
40%
60%
80%
100%
120%
0.0
0.1
0.2
0.3
0.4
0.5
0.6
0.7
$2.50-$2.74 $2.75-$2.99 $3.00-$3.24 $3.25-$3.49

SII Fair Market Value
• Based on our valuation methodologies presented on the previous pages, we have selected a range of $2.40 to $3.15 per SII Share as the fair market value
SII Fair Market Value
DRAFT
Fair Market Value Range
$2.40 – $3.15 per SII Share
$2.40 $3.12
$3.25
$1.50
$2.00 $2.50 $3.00
$3.50
$4.00 $4.50
Comparable Trading
Market Trading
$2.60

SII Analyst Summary
• Analyst target prices range from $2.50 to $4.00
Analyst Summary
DRAFT
Firm Analyst Date Rating Comment Target
M Partners Adam Seanor 05/02/13 Buy
"Given continued weak investment performance in 2013, the majority of funds are still far from their high water marks and are unlikely to generate material performance fees in 2013."
$4.00
Canaccord Scott Chan 04/25/13 Hold
"While Sprott is making strides in diversifying its AUM, the company continues to be levered towards resource investments (specifically precious metals), which affects its highly sensitive performance fee business. We believe that investors do not typically ascribe much value towards Sprott’s performance fee business (i.e., earning a special dividend) unless there is material performance fee visibility."
$2.75
TD Doug Young 04/24/13 Hold -- $3.25
Cormark Jeff Fenwick 04/22/13 Market Perform
"The declines in silver and gold bullion and resource equities through Q1/13 resulted in a further deterioration in the performance of the majority of Sprott’s funds alongside a drop in the value of the physical bullion funds. From a top-line perspective, the decline in AUM drives the run-rate of management fees lower. Also important to  note is that the underperformance of the funds relative to their benchmarks implies that the funds will need to provide substantial outperformance in order to return to performance fee territory."
$2.50
RBC Geoffrey Kwan 04/22/13 Sector Perform -- $3.50
Scotia Phil Hardie 04/22/13 Sector Perform -- $3.50
CIBC Paul Holden 03/31/13 Sector Underperform -- $3.25
BMO Atul Shah 03/28/13 Market Perform
"In an environment of soft precious metals and equity prices, the company continues to face a difficult operating environment. The decline in AUM continues into 2013 through a combination of asset outflows and weak investment performance. Also, large performance deficits in many of the company’s funds preclude material performance fees over our forecast horizon, in our view."
$3.50
GMP Stephen Boland 03/28/13 Hold
"We believe SII’s ability to generate positive fund flows and create innovative products is encouraging, but the large deficit positions created in 2012 could affect
SII’s ability to generate performance fees in 2013."
$3.75
Average $3.33

Section 7: Approach to Fairness DRAFT

Factors to Consider
• In reaching our opinion as to the fairness of the Transaction, from a financial point of view, to the Minority Shareholders, we have principally considered the following:
1. Range of fair market value of the SIL Shares, as determined in the Valuation
2. Range of fair market value of the SII Shares, as determined in the Valuation
3. A comparison of the Consideration (in the form of SII Shares and $0.15 in cash) to the range of fair market value of the
SIL Shares, as determined in the Valuation
DRAFT

Comparison to Fair Market Value Ranges
• Under the Valuation:
– We determined the range of fair market value of the SIL Shares to be between $1.47 and $1.57
– We determined the range of fair market value of the SII Shares to be between $2.40 and $3.15
• Based on the exchange ratio of 0.50, the cash consideration of $0.15 and the range of fair market value of the SII Shares, the value of the Consideration is between $1.35 and $1.73
– This range is consistent with our range of fair market value of the SIL Shares
– The mid point of this range of $1.54 is within our range of fair market value of the SIL Shares
DRAFT

Fairness Conclusion
Based upon and subject to the foregoing and other such matters we considered relevant, Cormark Securities is of the opinion that the Consideration is fair, from a financial point of view to Minority Shareholders
DRAFT

Appendix A: Cormark Scope of Review DRAFT

Scope of Review
• Cormark Securities has reviewed, relied upon or carried out, among other things, the following:
– The latest draft Arrangement Agreement dated May 7, 2013
– The execution copy of the Support and Voting Agreement
– Audited annual financial statements and management’s discussion and analysis of SIL and SII for each of the years ended December 31, 2010, December 31, 2011 and December 21, 2012;
– Annual information form of SIL and SII for the year ended December 31, 2012;
– Quarterly financial statements and management’s discussion and analysis of SIL and SII for the quarters ended
September 30, 2012, June 30, 2012 and March 31, 2012;
– Draft quarterly financial statements and management’s discussion and analysis of SIL and SII for the quarter ended
March 31, 2013;
– Confidential information made available by SIL and SII concerning the business, operations, assets, liabilities and prospects of the companies;
– Meetings and discussions with the Special Committee and Management of the SIL and SII;
– Due diligence meetings with senior executives of SIL and SII concerning the past and current operations and financial condition and the prospects of the companies;
– Public information (including corporate presentations and that information prepared by industry research analysts)
related to the business, operations, financial performance and trading history of SIL and SII and other selected companies, as we considered relevant;
– Public information with respect to precedent transactions of a comparable nature which we considered relevant; and
– Such other information, made such other investigations, prepared such other analyses and had such other discussions as we considered appropriate in the circumstances
DRAFT